Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of Camden Property Trust (the “Company”) for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard J. Campo, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

    1.        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Richard J. Campo

Richard J. Campo
Chairman of the Board and Chief Executive Officer

March 27, 2003

A signed original of this written statement required by Section 906 has been provided to Camden Property Trust and will be retained by Camden Property Trust and furnished to the Securities and Exchange Commission or its staff upon request.